EXHIBIT 10.1
SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement (“Agreement”) is made between SNET Diversified Group, Inc. d/b/a AT&T Diversified Group (“AT&T DG”) and Flint Telecom Group, Inc. (“Flint”), (collectively, the “Parties”).
WHEREAS, AT&T DG is a corporation of the State of Connecticut, with its principal place of business in New Haven, Connecticut; Flint is a Florida corporation with its principal place of business in Boca Raton, Florida; and
WHEREAS, AT&T DG has alleged that Flint owes it $440,672.10 plus interest, attorney’s fees and costs related to outstanding charges for Domestic IP Termination Services furnished by AT&T DG to Flint between approximately May and December 2008 (the “Services”) under account number 7617 (the “Account”); and
WHEREAS, the Parties represent and warrant that they own, in their entirety, the claims against each other and that same have not been sold or otherwise assigned, transferred or   hypothecated to any third party(ies) and the Parties hereto agree to indemnify and hold each other harmless from and against any and all claims based on or arising out of any such non-disclosed assignment or transfer, or purported assignment or transfer of the claims arising out of or related to the Account or Services and/or any portion thereof of interest therein;  and
WHEREAS, by this Agreement, the Parties intend to resolve and settle all claims between them arising from or relating to the Account and neither Party makes any admission as to its respective claims or defenses or to the claims or defenses of the other Party; and
WHEREAS, this Agreement is entered into for the purposes of compromise and settlement only.

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NOW, THEREFORE, the Parties, intending to be mutually bound, agree as follows:
1.           Recitals:                      The Parties hereby incorporate and verify the above recitals as if fully set forth herein.
2.           Payment:  Flint agrees to pay AT&T DG and AT&T DG agrees to accept the aggregate sum of Three Hundred Thousand Dollars and Zero Cents ($300,000.00) in full and final compromise and settlement of the Account (the “Settlement Amount”), which amount shall be paid as follows:
(a)           Flint shall pay $125,000 to AT&T DG on or before November 25, 2009.
(b)           Flint shall pay $40,000 to AT&T DG on or before December 15, 2009.
(c)           Flint shall pay the remaining $135,000.00 of the Settlement Amount to AT&T DG in ten (10) equal monthly installments in the amount of Thirteen Thousand Five Hundred Dollars and Zero Cents ($13,500.00) by the twenty-fifth day of each month, beginning on January 25, 2010 and continuing through October 25, 2010.
(d)           The aforementioned payments shall be made payable to the order of “SNET Diversified Group, Inc.” and forwarded to Paul R. Franke, III, Franke Greenhouse List & Lippitt LLP, Granite Building, Second Floor, 1228 15th Street, Denver, CO  80202.
3.           Remedies Upon Default:                                           In the event Flint fails to make any payment, as outlined in Paragraph Two above, Flint will be in default of this Agreement (a “Default Event”). AT&T DG will give Flint written notice of any Default Event to Tali Durant at 327 Plaza Real, Suite 319, Boca Raton, Florida 33432.  If Flint fails to cure the Default Event within seven (7) business days of receipt of such notice, Flint’s total obligation under this agreement will increase to the sum of $440,672.10 plus interest, attorneys’ fees and costs incurred in enforcing this Agreement, less payments already received from Flintunder this Agreement (“Default

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Amount”).  AT&T DG will be entitled to apply to the Court and obtain judgment against Flint in the Default Amount.  Flint agrees it will not object to the entry of the Default Judgment and this Agreement will serve as Flint’s consent to the entry of same.   Notwithstanding the forgoing, Flint shall be entitled to challenge the final balance based upon payments made.
4.           Mutual Releases:  Upon receipt by AT&T DG of all the payments set forth in Paragraph Two above, and for adequate and valuable consideration exchanged between the Parties, the receipt and sufficiency of which is hereby acknowledged, AT&T DG waives, releases and discharges Flint and its respective parents, subsidiaries, partners or affiliates (and any of the owners, agents, attorneys, members, directors, managers, officers or employees of these entities) from any and all claims, causes of action, counterclaims, obligations, losses, costs, attorneys fees, third party claims and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, including but not limited to, any and all rights which any of them may now have or hereinafter have against any party by reason of any matter, cause or thing arising out of or relating to the Account or Services which have been, could have been, or should have been, asserted by AT&T DG in connection with the Account or Services.
Flint for adequate and valuable consideration exchanged between the Parties, the receipt and sufficiency of which is hereby acknowledged, hereby waives, releases and discharges AT&T DG and its respective parents, subsidiaries, partners or affiliates (and any of the owners, agents, attorneys, members, directors, managers, officers or employees of these entities) from any and all claims, causes of action, counterclaims, obligations, losses, costs, attorneys fees, third party claims and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, including but not limited to, any and all rights which any of them may now have or hereinafter have against any party by reason of any matter, cause or thing arising out of or

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relating to the Account or Services or which have been, could have been, or should have been, asserted by Flint in connection with the Account or Services.
5.           No Admission:  By entering into this Agreement, no party is admitting the sufficiency of any claim, allegation, assertion, contention or position of any other party, nor the sufficiency of any defense to any such claim, allegation, assertion, contention or position.  The Parties have entered into this Agreement in good faith and with a desire to forever settle all claims relating to the Account or Services.
6.           Disputed Claim:  Each of the Parties understand and hereby agree that this settlement is in compromise of a disputed claim, that the Releases given are not to be construed as an admission of liability on the part of the party or parties hereby released, that the parties deny any liability on their respective parts, and that the parties hereto, by entering into this Agreement, attempt merely to avoid costly and lengthy litigation.
7.           Attorneys' and Experts’ Fees and Costs:  Each of the Parties acknowledge and agrees that each of them is to bear his, her, or its own costs, expenses and attorneys' and expert fees.
8.           Confidentiality:  The terms of this Agreement and the claims and defenses of the Parties (collectively, “Confidential Information”) will not be disclosed by any Party to anyone, other than to their attorneys, accountants, tax or financial consultants, auditors and lenders, unless a Party is compelled to do so by a Court or regulatory body of competent jurisdiction.  A Party presented with a request for the disclosure of Confidential Information will notify the other Party within five (5) days of the request so that the other Party may object to same as it deems necessary.

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9.           Other Actions:  The Parties hereto represent and warrant that they will not commence any additional or subsequent actions against any third party(ies) for claims arising from or relating to the Account and/or Services. Notwithstanding anything in this Agreement, in the event AT&T DG is ordered to disgorge any money paid under this Agreement in any avoidance action brought in any court, including bankruptcy court, within ninety (90) days of receipt of the last payment set forth in Paragraph Two above, AT&T DG shall have an undisputed claim against Flint for the full amount claimed by AT&T DG for the sum of $440,672.10, plus interest, attorneys’ fees, costs incurred by AT&T DG and interest as set forth under the Parties’ contracts, less payments already received from Flint under this Settlement Agreement.
           10.           Multiple Counterparts:  This Agreement may be signed by the Parties in multiple counterparts, each of which taken collectively shall constitute the original, fully executed Settlement Agreement.  An executed facsimile, PDF, or TIF form is enforceable.
11.           Miscellaneous:
11.1           Time and strict performance of this Agreement are of the essence.
11.2           In the event that any legal proceeding is initiated by either Party to enforce this Agreement, the prevailing Party will be entitled to recover all of its costs, interest, and expenses incurred therewith, including reasonable attorneys’ fees.
11.3           This Agreement constitutes the entire understanding among the Parties with respect to its subject matter.  This Agreement supersedes all prior agreements and representations, whether oral or written.  This Agreement is intended as a final and definitive resolution of the Account.

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11.4           Each Party to this Agreement has carefully read this Agreement, understands the contents hereof, and voluntarily signs this Agreement with intent to be bound by all the terms contained herein.
11.5           For purposes of construing this Agreement, each Party will be considered a drafter of this Agreement.
11.6           This Agreement will be construed and interpreted in accordance with the laws of the State of Connecticut without regard to Connecticut’s rules on conflicts of laws.
11.7           In the event that any provision of this Agreement is found to be unenforceable by a Court or regulatory body of competent jurisdiction, the remaining provisions will remain in full force and effect.
11.8           All notices to AT&T DG as required under this Agreement will be sent to counsel for AT&T DG, Paul R. Franke, III, Franke Greenhouse List & Lippitt LLP, Granite Building, Second Floor, 1228 15th Street, Denver, CO 80202.  All notices to Flint as required under this Agreement will be sent to Tali Durant at 327 Plaza Real, Suite 319, Boca Raton, Florida 33432.
11.9           This Agreement is effective immediately if both Parties execute this Agreement on the same day.  Alternatively, this Agreement becomes effective on the date that the last Party executes the Agreement.
11.10           This Agreement shall be deemed to be a contract made in the State of Connecticut, and the construction, interpretation, and performance of this Agreement shall be governed by the laws of such State.  The venue for any dispute or claim resulting from this Agreement shall be brought in Hartford, Connecticut.

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SNET DIVERSIFIED GROUP, INC.
D/B/A AT&T DIVERSIFIED GROUP FLINT TELECOM GROUP, INC.

By: [Signature Illegible]	By:	/s/ Tali Durant

Its:           Director, Credit & Collections                                                                     Its: Chief Legal Officer

Date:           10/21/09                                                                         Date:   10/23/09

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